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SCHEDULE 14A INFORMATION
(Amendment No. 2)

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
MIPS TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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September 24, 2003

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of MIPS Technologies, Inc., a Delaware corporation, to be held on Wednesday, November 12, 2003 at our corporate offices at 1225 Charleston Road, Mountain View, California commencing at 2:00 p.m., Pacific Time.

At the Annual Meeting:

  1.
  Holders of Class B common stock will be asked to consider and vote upon the election of two Class B directors; and

  2.
  Holders of Class A and Class B common stock will be asked to consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2004.

  3.
  Holders of Class A and Class B common stock will be asked to consider and vote upon the amendment and restatement of our Certificate of Incorporation to consolidate our Class A common stock and Class B common stock into a single class of common stock and, simultaneously, to convert each outstanding share of Class A common stock and of Class B common stock into one share of common stock.

        Only holders of Class B common stock are entitled to vote in the election of the Class B directors. The attached Proxy Statement presents the details of these proposals.

        Our board of directors has unanimously nominated the Class B director nominees and approved Proposal No. 2 and Proposal No. 3 above and recommends a vote FOR the Class B director nominees and a vote FOR the approval and adoption of Proposal No. 2 and Proposal No. 3.

        Your participation and vote are important. The election of the Class B directors will not be effected without the affirmative vote of the holders of at least a majority of the outstanding Class B common stock present in person or represented by proxy and voting at the Annual Meeting. The adoption of Proposal No. 2 will not be effected without the affirmative vote of the holders of at least a majority of the outstanding Class A and Class B common stock present in person or represented by proxy and voting at the Annual Meeting. The adoption of Proposal No. 3 will not be effected without the affirmative vote of the holders of at least of a majority of the then outstanding Class A and the affirmative vote of the holders at least of a majority of the then outstanding Class B common stock.

        For further information regarding the matters to be voted on at the Annual Meeting, I urge you to carefully read the accompanying Proxy Statement. If you have more questions about these proposals or would like additional copies of the Proxy Statement, you should contact Kevin C. Eichler, Chief Financial Officer of MIPS Technologies, Inc., 1225 Charleston Road, Mountain View, California 94043; telephone: (650) 567-5000. Even if you plan to attend the Annual Meeting in person, please complete, sign, date, and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope or by electronic means. This will not limit your right to attend or vote at the Annual Meeting.

Sincerely,

John E. Bourgoin Chief Executive Officer and President

        The accompanying Proxy Statement is dated September 24, 2003 and is first being mailed to stockholders on or about October 2, 2003. Additional copies of the Proxy Statement and our Annual Report on Form 10-K can be obtained free of charge by contacting Investor Relations at 650.567.7007.

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 12, 2003

To the Stockholders of
MIPS TECHNOLOGIES, INC.:

        NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of MIPS Technologies, Inc., a Delaware corporation, will be held at our corporate offices at 1225 Charleston Road, Mountain View, California on November 12, 2003. The Annual Meeting will begin at 2:00 p.m. Pacific Time, for the following purposes:

  1.
  To elect two Class B directors to serve a three-year term;

  2.
  To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2004;

  3.
  To approve the amendment and restatement of our Certificate of Incorporation to consolidate our Class A common stock and Class B common stock into a single class of common stock and, simultaneously, to convert each outstanding share of Class A common stock and of Class B common stock into one share of common stock; and

  4.
  To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

        Only stockholders of record at the close of business on September 19, 2003 are entitled to notice of and to vote at the Annual Meeting. Only holders of Class B common stock are entitled to vote in the election of the Class B directors.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or by electronic means. Any stockholder attending the Annual Meeting may vote in person, even though he or she has previously returned a proxy.

By Order of the Board of Directors of MIPS Technologies, Inc.

Sandy Creighton Vice President, General Counsel and Secretary

Mountain View, California
September 24, 2003

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope or by electronic means.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        This Proxy Statement is being furnished by our board of directors to holders of our Class A and Class B common stock, par value $0.001 per share, in connection with the solicitation of proxies by our board of directors for use at the annual meeting of MIPS Technologies, Inc. ("MIPS") stockholders to be held on Wednesday, November 12, 2003, at our corporate offices at 1225 Charleston Road, Mountain View, California commencing at 2:00 p.m., Pacific Time, and at any adjournment or postponement thereof. The purposes of the annual meeting are set forth in this Proxy Statement and in the accompanying Notice of the Annual Meeting of Stockholders.

        Our complete mailing address is MIPS Technologies, Inc., 1225 Charleston Road, Mountain View, California 94043, and our telephone number is (650) 567-5000.

        This Proxy Statement and the accompanying form of proxy are first being mailed to our stockholders on or about October 2, 2003.

Stockholders Entitled to Vote; Quorum and Vote Required

        The MIPS board of directors has fixed the close of business on September 19, 2003 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record on this date will be entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were outstanding and entitled to vote 15,505,230 Class A shares and 25,057,715 Class B shares, constituting all of the voting stock of MIPS. As of the record date, there were 69 holders of record of Class A shares and 4,557 holders of record of Class B shares. Each holder of record of our common stock on the record date is entitled to one vote per share, which may be cast either in person or by proxy, at the Annual Meeting. With respect to Proposal No. 1, only holders of Class B common stock are entitled to vote in the election of the Class B directors. With respect to Proposal No. 2, holders of Class A common stock and Class B common stock will vote together as a single class. With respect to proposal No. 3, holders of Class A common stock will vote together as a single class and holders of Class B common stock will vote together as a single class.

        With respect to Proposals No. 2 and 3, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Class A and Class B common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. With respect to Proposal No. 1, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Class B common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Shares of our common stock present, in person or by proxy, will be counted for the purpose of determining whether a quorum is present at the Annual Meeting. Shares that abstain from voting, and shares held by a broker nominee in "street name" which indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum exists, but will not be considered as votes cast. Accordingly, these shares will have no effect on the outcome of the vote with respect to the matters to be brought before the Annual Meeting.

        With respect to Proposal No. 1, the Class B directors will be elected by a plurality of the vote of shares of Class B common stock present, in person or by proxy, at the meeting and actually cast. With respect to Proposal No. 2, the affirmative vote of a majority of the outstanding shares of Class A and Class B common stock present, in person or by proxy, and voting is required to ratify the proposal. With respect to Proposal No. 3, the affirmative vote of a majority of the outstanding shares of Class A common stock and a majority of the outstanding shares of Class B common stock is required to approve the proposal.

Proxies

        This Proxy Statement is being furnished to you in connection with the solicitation of proxies by, and on behalf of, our board of directors for use at the Annual Meeting, and is accompanied by a form of proxy.

        All shares of our common stock represented at the Annual Meeting by properly executed proxies that have not been revoked will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated (other than in the case of broker non-votes), such proxies will be voted as recommended by our board of directors.

        We have not received notice, as required by our by-laws, of any other matter to be brought before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn such Annual Meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of MIPS, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of MIPS before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the proxy). Any written notice of revocation or subsequent proxy should be sent to MIPS Technologies, Inc., 1225 Charleston Road, Mountain View, California 94043, Attention: Secretary, or hand delivered to the Secretary of MIPS at or before the taking of the vote at the Annual Meeting.

        Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder's beneficial ownership of the shares and that the broker, bank or other nominee is not voting the shares at the meeting.

        MIPS will pay the cost of soliciting proxies. In addition to solicitation by use of the mails, proxies may be solicited from MIPS stockholders by directors, officers and employees of MIPS in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries and for reimbursement of their reasonable expenses incurred in connection therewith.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Directors and Nominees for Director

        Holders of our Class B common stock are entitled to elect 80% of the members of our board of directors (rounded upwards, if necessary) and holders of our Class A common stock are entitled to elect our remaining directors (but in no event less than one director). Our board members serve staggered three-year terms. The board of directors has the ability to change the size and composition of our board of directors. However, to ensure that there will be at least one Class A director at all times, our board of directors may not consist of fewer than five members.

        Our board of directors currently consists of six directors, divided into three classes as set forth in the following table:

Class	Expiration of Term	Board Members
Class I	2005 Annual Meeting	Class A Director: Anthony B. Holbrook
Class B Director: John E. Bourgoin
Class II	2003 Annual Meeting	Class B Directors: Fred M. Gibbons Benjamin A. Horowitz
Class III	2004 Annual Meeting	Class B Directors: Kenneth L. Coleman William M. Kelly

        The persons named as proxies in the enclosed form of proxy intend to vote proxies for holders of the Class B common stock for the re-election of the two nominees named below, unless otherwise directed. If, contrary to our expectations, a nominee should become unavailable for any reason or decline to serve as a director, votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the board of directors.

        Holders of our Class B common stock will elect two Class B directors at the Annual Meeting to serve as the Class II directors for a three-year term ending in 2006, or until their respective successors are elected and qualified or until their earlier resignation or removal. Mr. Gibbons and Mr. Horowitz are the nominees for the Class II director positions. Only holders of Class B common stock are entitled to vote in the election of the Class B directors.

        The following table presents information regarding the nominees for election to our board of directors as of September 24, 2003.

Name	Principal Occupation and Business Experience
Fred M. Gibbons Class B Director Age: 53 Board Member since July 1998	Partner, Concept Stage Venture Management. Since 1999, Mr. Gibbons has been a partner with Concept Stage Venture Management, an investment firm based in California. From 1995 through March 1998, Mr. Gibbons was a lecturer at the Stanford University Graduate School of Engineering. In 1981, Mr. Gibbons founded Software Publishing Corporation based in San Jose, California, a company engaged in the development of software systems for personal computer applications, and was its Chief Executive Officer through 1994.

Benjamin A. Horowitz Class B Director Age: 37 Board Member since November 2001
Chief Executive Officer and President, Opsware Inc., a provider of information technology automation software. Since co-founding Opsware in 1999, Mr. Horowitz has served as President and Chief Executive Officer of Opsware Inc. Previously, from April 1999 to September 1999, Mr. Horowitz was vice president and general manager of the E-commerce Platform division of America Online, Inc., an internet service provider. From July 1995 to April 1999, Mr. Horowitz was a vice president at Netscape Communications, Inc., a provider of browser software. Mr. Horowitz is a member of the Board of Directors of Opsware Inc. and Omnicell, Inc.

The following table presents information regarding our continuing directors as of September 24, 2003.

Name	Principal Occupation and Business Experience
Anthony B. Holbrook Class A Director Age: 64 Board Member since July 1998 Chairman of the Board since August 2003	Retired Chief Technical Officer of Advanced Micro Devices, Inc. or AMD. Mr. Holbrook retired as Chief Technical Officer of AMD in August 1994. Mr. Holbrook joined AMD in 1973 and served in a number of executive capacities. He was elected a corporate officer in 1978 and in 1982 was named Executive Vice President and Chief Operating Officer. In 1986, Mr. Holbrook was named President of AMD and was elected to the board of directors. In 1989, he moved from Chief Operating Officer to Chief Technical Officer and in 1990 from President to Vice Chairman, a position he held until April 1996.
John E. Bourgoin Class B Director Age: 57 Board Member since May 1997
Chief Executive Officer and President of MIPS Technologies, Inc. Mr. Bourgoin has served as our Chief Executive Officer since February 1998 and our President since September 1996. Mr. Bourgoin also served as a Senior Vice President of Silicon Graphics, Inc. or SGI from September 1996 through May 1998. Prior to joining SGI and since 1976, Mr. Bourgoin was employed at AMD and held various positions including Group Vice President, Computation Products Group of AMD.
Kenneth L. Coleman Class B Director Age: 61 Board Member since January 1998
Founder, Chairman and Chief Executive Officer of ITM Software Corporation, an enterprise software company. Since founding ITM Software in October 2001, Mr. Coleman has served as Chairman and Chief Executive Officer of ITM Software. Previously from 1987 until his retirement in August 2001, Mr. Coleman served in various senior executive positions at SGI such as Executive Vice President of Global Sales, Service and Marketing, Senior Vice President, Customer and Professional Services and Senior Vice President, Administration. Prior to joining SGI, Mr. Coleman was Vice President of Product Development at Activision, Inc. Mr. Coleman is a member of the Board of Directors of ITM Software, Acclaim Entertainment, an interactive entertainment software company and United Online, an internet service provider, City National Bank and Pharmacopeia.

William M. Kelly Class B Director Age: 50 Board Member since January 1998
Partner, with the law firm of Davis Polk & Wardwell. Mr. Kelly has been a partner with Davis Polk & Wardwell since January 2000. Prior to that time, Mr. Kelly served in several capacities with SGI. Mr. Kelly joined SGI in 1994 as Vice President, Business Development, General Counsel and Secretary and, from 1997 to 1999, served as Senior Vice President, Corporate Operations of SGI. During 1996, Mr. Kelly also served as Senior Vice President, Silicon Interactive Group of SGI and as acting Chief Financial Officer of SGI from May 1997 to February 1998.

Board Of Directors' Meetings And Committees

        Our board of directors held four regular and three special meeting during fiscal 2003. Our board of directors has an Audit Committee and a Compensation and Nominating Committee.

        During fiscal 2003, the members of the Audit Committee were Mr. Kelly (Chairman), Mr. Gibbons and Mr. Holbrook. The Audit Committee met five times during fiscal 2003. The responsibilities of the Audit Committee include selecting, evaluating and approving the compensation of our independent auditors, reviewing and discussing with management and our independent auditors our quarterly and annual financial statements, reviewing with management and the independent auditors our internal control policies and their effectiveness and, as may be requested from time to time by our board of directors, performing investigations and reviewing related party transactions. The Audit Committee operates under a written charter adopted by the board, which is attached to this Proxy Statement as Appendix B. The Audit Committee is composed only of non-employee directors, each of whom is "independent" as defined in the listing standards of the Nasdaq National Market.

        During fiscal 2003, the members of the Compensation and Nominating Committee were Mr. Coleman (Chairman), Mr. Gibbons and Mr. Horowitz. The Compensation and Nominating Committee met four times and took action by unanimous written consent nine times during fiscal 2003. The responsibilities of the Compensation and Nominating Committee include administering our equity compensation plans, reviewing and approving grants under our equity compensation plans and approving other performance-based compensation, which is intended to be excluded from the deductibility limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, developing performance criteria for and periodically evaluating the performance of our Chief Executive Officer, reviewing and recommending the salary, bonus and stock incentive compensation of our Chief Executive Officer, reviewing the salaries, bonuses and stock incentive compensation of our other officers as proposed by our Chief Executive Officer and reviewing candidates and recommending nominees for election as directors. The Compensation and Nominating Committee will consider nominees for election as our directors that are recommended by stockholders.

        No director or nominee attended fewer than 75% of the aggregate number of meetings of the board of directors and meetings of the committees of the board on which he served during fiscal 2003. Our independent directors meet regularly outside the presence of Mr. Bourgoin, our Chief Executive Officer.

        Our board of directors may, from time to time, establish certain other committees to facilitate the management of MIPS.

Director Compensation

        Directors who do not receive compensation as officers or employees of MIPS or any of our affiliates receive an annual board membership fee, which is paid in four quarterly installments. The annual board membership fee is $20,000. The chairmen of the Audit and Compensation and Nominating Committees receive an additional annual fee of $5,000, which is also paid in quarterly installments. In addition, non-employee directors receive $1,000 per meeting for attendance at board and committee meetings and are reimbursed for reasonable expenses incurred in attending. Beginning on October 1, 2003, the annual board membership fee for the chairman of the board will be $100,000.

        Our Directors' Stock Option Plan authorizes 600,000 shares of Class A common stock for issuance plus an annual increase each July 1 equal to the least of (1) 100,000 shares, (2) the number of shares subject to options granted in the prior one-year period, or (3) a lesser amount determined by our board of directors. Upon a non-employee director's election or appointment to our board of directors, he or she will automatically receive an initial nonstatutory stock option to purchase 40,000 shares of Class A common stock. Each non-employee director who has been a director for at least six months will automatically receive an annual renewal nonstatutory stock option to purchase 10,000 shares of Class A common stock each year on the date of the annual stockholder meeting. All stock options are granted with an exercise price equal to the fair market value of Class A common stock on the date of grant. Initial grants vest monthly over a 36-month period and annual grants vest immediately.

        All options granted under our Directors' Stock Option Plan have a term of ten years. After termination as a director, an optionee must exercise an option generally within three months and in any event no later than the expiration of its term. A director may not transfer options granted under our Directors' Stock Option Plan other than by will or the laws of descent and distribution. Only the director may exercise the option during his or her lifetime. In the event of our merger with or into another corporation or a sale of substantially all of our assets, and if the successor corporation does not assume or substitute options granted under the Directors' Stock Option Plan, all of the outstanding options granted pursuant to the Directors' Stock Option Plan become fully vested and exercisable.

        Under the terms of our Directors' Stock Option Plan, on the date of our 2002 Annual Meeting of Stockholders, Messrs. Coleman, Gibbons, Holbrook, Horowitz and Kelly were each granted options to purchase 10,000 shares.

        In September 2003, following Mr. Holbrook's appointment as chairman of the board in August 2003, he was granted an option to purchase 90,000 shares pursuant to our 1998 Long-Term Incentive Plan.

Compensation and Nominating Committee Interlocks and Insider Participation

        The members of the Compensation and Nominating Committee during fiscal 2003 were Kenneth L. Coleman, Fred M. Gibbons and Benjamin A. Horowitz. Mr. Coleman, Mr. Gibbons and Mr. Horowitz are all "non-employee directors" under Rule 16b-3 of, and have no interlocking relationships as defined by, the Securities Exchange Act of 1934, as amended.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Our board of directors upon the recommendation of our Audit Committee has appointed Ernst & Young LLP as our independent auditors, to audit our consolidated financial statements for the fiscal year ending June 30, 2004. This appointment is being presented to the stockholders for ratification at the Annual Meeting. Ernst & Young LLP has served as our independent auditors since 1998. Representatives of Ernst & Young LLP are expected to be present at the meeting and will be given the opportunity to make a statement should they desire to do so, and are expected to be available to respond to appropriate questions from the stockholders.

Fees Paid To The Independent Auditors

        The following table presents fees for professional services rendered by Ernst & Young LLP in connection with the audit of the annual financial statements for fiscal 2003 and fiscal 2002, and the fees billed for other services rendered by Ernst & Young LLP.

	2003	2002
Audit fees(1)	$413,000	$416,000
Tax fees(2)	$102,000	—
All other fees	—	—

Total fees	$515,000	$416,000

(1)
Audit fees includes fees associated with the annual audit of our financial statements, the reviews of our quarterly reports on Form 10-Q, statutory audits required for non-US subsidiaries and services normally provided by the independent auditors in connection with regulatory filings. It also includes fees associated with accounting consultations on matters that arose during, or as a result of, the audit or reviews of financial statements and statutory audits.

(2)
Tax fees include tax planning and tax advice related to our international operations.

        The Audit Committee has pre-approved all audit and non-audit services provided to us by our independent auditors during fiscal 2003. It is the policy of the Audit Committee to pre-approve each engagement with its independent auditors with respect to audit and non-audit services.

        The Audit Committee of the Board of Directors has determined that the non-audit services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP.

Our board of directors has unanimously approved the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2004 and recommends that you vote FOR ratification of the appointment of Ernst & Young LLP.

PROPOSAL NO. 3—AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION

        We are proposing to amend and restate our Certificate of Incorporation, as described below. A copy of the Amended and Restated Certificate of Incorporation that you are being asked to approve, which we refer to in this Proxy Statement as the Amendment, is attached to this Proxy Statement as Appendix A.

The Amendment

        We are proposing to amend and restate our Certificate of Incorporation to eliminate the Class A common stock and the Class B common stock and to authorize a single class of common stock, and, simultaneously, to convert each outstanding share of Class A common stock and Class B common stock into a share of the newly authorized common stock. We are also proposing to make the following related amendments to our Certificate of Incorporation:

  •
  We presently have provisions in our Certificate of Incorporation authorizing 150,000,000 shares of Class A common stock and 100,000,000 shares of Class B common stock. Because there will be only a new single class of common stock, as described above, the Amendment would authorize 250,000,000 shares of the new single class of common stock. Please note that we presently have authorized 50,000,000 shares of preferred stock (of which none are issued and outstanding), and this will not be changed by the Amendment.

  •
  We presently have provisions in our Certificate of Incorporation relating to the separate election of Class A Directors by a majority of the holders of our Class A common stock and Class B Directors by a majority of the holders of our Class B common stock. Because there will be only a new single class of common stock, as described above, the Amendment would eliminate the distinction between Class A Directors and Class B Directors and would authorize the new single class of common stock to elect all directors.

  •
  We presently have provisions in our Certificate of Incorporation that relate to our ability to engage in certain transactions with Silicon Graphics Inc., or SGI. These provisions have ceased to apply because SGI no longer holds any of our stock. Because these provisions have ceased to apply by their terms, the Amendment would eliminate these provisions.

  •
  We presently have other provisions in our Certificate of Incorporation designed to preserve the separate rights of the holders of Class A common stock and Class B common stock. Because the Amendment will result in our having a single class of common stock, the Amendment would eliminate these provisions, as follows:

  •
  the respective rights of the holders of Class A common stock and Class B common stock to fill a vacancy arising from death, resignation, disqualification or removal of a Class A director or Class B director, respectively has been deleted, and in the future only our Board of Directors would be authorized to fill these vacancies;

  •
  the right of holders of Class A common stock to remove Class A directors for cause and the right of holders of Class B common stock to remove Class B directors for cause will no longer exist, but holders of the new single class of common stock will have the right, under Delaware law, to remove directors for cause; and

  •
  the right to have Article V, Board of Directors, Article VI, Stockholder Action, and Article VIII, Bylaws, of our Certificate of Incorporation amended only with the approval of 80% of our stockholders has been deleted and, therefore, under Delaware law these articles could in the future be amended with the approval of the holders of a majority of the outstanding shares of common stock.

        The Amendment has been unanimously approved by our Board of Directors, subject to approval by our stockholders and subject to the satisfaction of one of the conditions described below under "Conditions."

Effect of Approving the Amendment

        If our stockholders approve the Amendment, no further action on the part of our stockholders will be required. If our Board of Directors determines that one of the conditions described below under "Conditions" is satisfied, we will file the Amendment with the Delaware Secretary of State and the Amendment will become effective on the date the filing is accepted by the Delaware Secretary of State.

        At September 19, 2003 the record date for the Annual Meeting, there were issued and outstanding 15,505,230 shares of our Class A common stock and 25,057,715 shares of our Class B common stock. As of the effective date of the Amendment, these shares would be converted on a one-for-one basis into a total of 40,562,945 shares of common stock. Other than the different voting rights in the election of directors as currently exist for our Class A and Class B shares, as described below under "Background," the new single class of common stock authorized by the Amendment would have the same rights as the Class A common stock and Class B common stock.

        If our stockholders do not approve the Amendment, it would not become effective and there would be no change in our existing capital stock. As such, holders of Class A common stock would continue to hold

Class A common stock, and holders of Class B common stock would continue to hold Class B common stock.

Background

        At a Special Meeting of Stockholders in March 1999, our stockholders approved a recapitalization of our company that included an amendment and restatement of our Certificate of Incorporation to create our two classes of common stock, Class A common stock and Class B common stock. Prior to the effectiveness of this recapitalization, we had a single class of outstanding common stock, designated simply as common stock. In connection with the recapitalization, each then outstanding share of common stock was redesignated as one share of Class A common stock. Silicon Graphics, Inc., or SGI, which at the time held approximately 85% of the outstanding common stock, then exchanged its Class A common stock for Class B common stock on a one-for-one basis.

        The purpose of the recapitalization was to permit an orderly multi-step increase in the number of our shares that were publicly traded while preserving SGI's ability to dispose of its remaining shares in our company in a transaction that was tax free to SGI and its stockholders. As part of the recapitalization, if SGI sold or transferred any shares of Class B common stock prior to SGI's completion of a tax-free distribution of our Class B common stock, such shares of Class B common stock would be converted automatically into Class A common stock. Following the recapitalization, SGI sold approximately 6 million shares of Class B common stock (which were automatically converted into Class A common stock) in a secondary public offering in May 1999. In June 2000, SGI distributed the remaining shares of the Class B common stock it held to the SGI stockholders.

        The Class A common stock and Class B common stock are identical in all respects except that the holders of Class A common stock have the right to elect 20% of the members of our Board of Directors and the holders of the Class B common stock have the right to elect the remaining directors. Any person, or group acting in concert, holding 10% or more of the Class B common stock must own at least an equal percentage of Class A common stock in order to exercise their rights to vote in the election of directors. On all matters other than the election of directors, the Class A common stock and Class B common stock vote together as a single class, except as otherwise required by law. By its terms, the Class B common stock will convert into Class A common stock on a one-for-one basis, resulting in a new single class of common stock, automatically:

  •
  at any time after June 20, 2005, upon the approval of a majority of the then outstanding shares of Class A and Class B common stock, and

  •
  immediately prior to the effectiveness of any merger or consolidation of us in which all or substantially all of our capital stock is exchanged for the stock of another entity and our stockholders immediately prior to the merger or consolidation own less than 50% of the outstanding shares of such other entity immediately after such merger or consolidation.

        We have not issued any Class B common stock subsequent to the recapitalization. Participants in our employee stock option and stock purchase plans receive shares of our Class A common stock. In the one instance where we have used our capital stock to acquire another business, we issued shares of our Class A common stock.

Reasons for the Amendment

        Our Board of Directors has determined that it is no longer in our best interests or those of our stockholders to continue to maintain two classes of common stock going forward. Further, our Board of Directors believes that maintaining two classes of outstanding and authorized shares of common stock may be adverse to our interests and those of our stockholders, in part, because of the potential confusion it has created. Since SGI's distribution of the Class B common stock to stockholders, the Class A common stock and Class B common stock have traded at different prices on the Nasdaq National Market, even though the rights of the two classes are equal other than for the right to elect directors. For example, the closing sale price per share of our Class A common stock was $5.00 on September 19, 2003, the record date, $2.54 on June 30, 2003, $6.17 on June 28, 2002 and $17.30 on June 29, 2001. On those dates, the closing sale price per share of our Class B common stock was $4.90, $2.47, $5.57 and $12.99, respectively. In addition, we believe the fact that our stock is held as two classes prevents either class from being as broadly held as would be the case if the two classes were combined, which could limit the potential for liquidity by both classes. We believe that these characteristics could be an impediment to some potential investors who are considering acquiring our shares. However, we have not undertaken to determine whether approval of the Amendment would cause investors to acquire our shares and increase the liquidity of our common stock.

        Because of the disadvantages we perceive in continuing to maintain two classes of common stock, the Board of Directors has unanimously approved the Amendment and recommends that our stockholders approve the Amendment.

  Conditions

        As contemplated by the recapitalization, we entered into a Tax Indemnification Agreement with SGI at the time of SGI's distribution of our Class B common stock to its stockholders. In that agreement, we agreed that we would not, prior to June 20, 2005, amend our Certificate of Incorporation in a manner that affects the relative voting rights of our two classes of common stock, and we further agreed to indemnify SGI from any adverse tax consequences to it of our doing so, unless one of the following conditions, which we refer to in this section as the Conditions, is satisfied:

  •
  SGI obtains a supplemental ruling from the Internal Revenue Service that the action that we are taking will not affect the tax treatment of SGI's distribution in June 2000 of our Class B common stock to its stockholders;

  •
  SGI consents to such action; or

  •
  we deliver to SGI an opinion of counsel that the action that we are taking will not cause SGI's distribution of our Class B common stock to its stockholders to fail to qualify under section 355 of the Internal Revenue Code or otherwise to be taxable under Section 355(e) of the Internal Revenue Code.

        In order to satisfy one of the Conditions, we have asked SGI to seek a supplemental ruling from the Internal Revenue Service, as described in the first bullet above, and we have agreed to reimburse SGI for its legal costs in applying for this ruling. We have not sought to impose a limit on the amount of this reimbursement, and as of August 31, 2003, we were obligated to reimburse SGI approximately $26,000. We expect that the amount of additional costs for which we will be required to reimburse SGI will depend upon whether the review by the Internal Revenue Service of the supplemental ruling request will lead to additional efforts by SGI's tax counsel being required in this matter. SGI applied for the ruling in August 2003. As of the date of this proxy statement, the Internal Revenue Service has not made a determination with respect to SGI's application, and we are unable to predict the time within which the Internal Revenue Service will reply to this application. We believe that we would not be obligated to indemnify SGI for any adverse tax consequences to it from our filing of the Amendment, so long as one of the Conditions is satisfied prior to such filing.

  Timing

        If our stockholders approve the Amendment, our Board of Directors has determined that it will not become effective until SGI receives a supplemental ruling from the Internal Revenue Service regarding the Amendment or SGI receives an opinion of counsel regarding the Amendment. We cannot assure our stockholders that the Amendment will become effective at all. We intend to issue a press release to announce if and when the Amendment becomes effective. If our stockholders approve Proposal No. 3, but we have not filed the Amendment within six months of the date of this Annual Meeting, we will not thereafter file the Amendment. After that time, if we determine that it is in our best interests to file the Amendment, we will resubmit it to our stockholders for approval.

        Following the effectiveness of the Amendment, stockholders will not need to turn in their existing stock certificates representing their Class A common stock or Class B common stock, as the case may be. Those existing certificates will continue to represent the same number of shares of the new single class of common stock. Once the Amendment becomes effective, the Board of Directors will take such actions as may be necessary to amend our equity compensation plans, our Preferred Stock Rights Agreement and any other agreements to reflect the new single class of common stock.

  No Appraisal Rights

        No appraisal rights are available under the Delaware General Corporation Law or under our Certificate of Incorporation or bylaws to any stockholder who doesn't vote in favor of the Amendment.

  Tax Consequences

        The following is a summary of the material federal income tax consequences to stockholders of Class A common stock and Class B common stock upon conversion of their shares into shares of common stock upon completion of the Amendment. The discussion does not address all the tax consequences that may be relevant to particular stockholders, such as dealers in securities, foreign stockholders or those stockholders who engage in hedging or derivative transactions or who acquired their shares upon the exercise of stock options or in other compensatory transactions. The discussion also does not discuss the state, local or foreign income tax consequences to stockholders. Stockholders are advised to consult their own tax advisors as to the effect to them of the Amendment under applicable federal, state, local or foreign income tax laws.

        The conversion of each outstanding share of Class A common stock and Class B common stock into a share of common stock will not result in taxable gain or loss to stockholders. The tax basis of each share of common stock will be the same as the tax basis of the Class A common stock or Class B common stock from which the common stock was converted. The holding period of the common stock received pursuant to the Amendment will include the period for which the stockholder held the Class A common stock or the Class B common stock.

        We will not recognize gain or loss as a result of the Amendment and the conversion of the Class A common stock and Class B common stock into common stock.

Our Board of Directors has unanimously approved the Amendment, subject to stockholder approval, and recommends that you vote FOR the approval of the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of August 15, 2003, certain information regarding the beneficial ownership of our Class A common stock and our Class B common stock by

  •
  each stockholder known by us to own beneficially more than 5% of either our Class A common stock or Class B common stock,

  •
  each of our directors,

  •
  each executive officer listed in the Summary Compensation Table below and

  •
  all directors and executive officers as a group.

        In the table below, percentage ownership is based upon 15,500,070 shares of Class A common stock and 25,057,715 shares of Class B common outstanding as of August 15, 2003. Common stock subject to options that are currently exercisable or exercisable within 60 days of August 15, 2003 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons named have sole voting and investment power over the shares as being beneficially owned by them subject to community property laws. Where information is based on Schedules 13G filed by the named stockholder, the number of shares owned is as of the date for which information was provided in such schedules.

	Shares Beneficially Owned
	Class A Common Stock			Class B Common Stock
Name of Beneficial Owner	Number		Percentage of Class	Number	Percentage of Class	Percentage of Total Common Stock
5% Stockholders:
FMR Corp.(1) 82 Devonshire Street Boston, MA 02109	2,541,000		16.39%	2,457,427	9.81%	12.32%
Joseph L. Harrosh(2) 40900 Grimmer Blvd. Fremont, CA 94538	900,590		5.81%	2,465,442	9.84%	8.30%
Capital Group International, Inc.(3) 11100 Santa Monica Boulevard Los Angeles, CA 90025	—		—	2,405,360	9.60%	5.93%
Royce & Associates, LLC(4) 1414 Avenue of the Americas New York, NY 10019	2,249,400		14.51%	—	—	5.55%
Newberg Family Trust u/t/d 12/18/90(5) 11601 Wilshire Boulevard Los Angeles, CA 90025	—		—	1,333,800	5.32%	3.29%
Essex Investment Management Company(6) 125 High Street Boston, MA 02110	819,845		5.29%	—	—	2.02%
Directors and Executive Officers:
John E. Bourgoin	854,104	(7)	5.51%	632	*	2.11%
Kenneth L. Coleman	121,285	(7)	*	5,214	*	*
Fred M. Gibbons	96,500	(7)	*	—	—	*
Anthony B. Holbrook	100,000	(7)	*	—	—	*
Benjamin A. Horowitz	35,556	(7)	*	—	—	*
William M. Kelly	120,000	(7)	*	8,746	*	*
Jack Browne	56,851	(7)	*	—	—	*
Sandy Creighton	384,609	(7)	2.48%	—	—	*
Kevin C. Eichler	280,251	(7)	1.81%	—	—	*
Victor Peng	294,741	(7)	1.90%	—	—	*
Directors and executive officers as a group (12 persons)	2,629,572	(7)	16.96%	14,676	*	6.52%

*
Less than 1%.

(1)
As reported by FMR Corp. on Schedules 13G/A filed with the Securities and Exchange Commission on February 13, 2003. According to such Schedules 13G, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 2,445,200 shares of the Class A Common Stock and 2,457,427 shares of the Class B Common Stock outstanding, as a result of acting as investment adviser to various investment companies. The ownership of one investment company, Fidelity Growth Company Fund, amounted to 1,893,100 shares of the Class A Common Stock and 1,918,127 shares of the Class B Common Stock outstanding. Edward C. Johnson 3d, FMR Corp. (through its control of Fidelity), and the funds each has sole power to dispose of the 2,445,200 shares of Class A common stock and 2,457,427 shares of Class B common stock owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 95,800 shares of the Class A common stock as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp. (through its control of Fidelity Management Trust Company), each has sole dispositive power over 95,800 shares of the Class A common stock and sole power to vote or to direct the voting of 95,800 shares of Class A common stock owned by the institutional account(s) as reported above. According to such Schedules 13G, members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other of these Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp.

(2)
As reported by Mr. Harrosh on Schedules 13G/A as filed with the Securities and Exchange Commission on February 5, 2003.

(3)
As reported by Capital Group International, Inc. on a Schedule 13G/A as filed with the Securities and Exchange Commission on February 11, 2003. According to such Schedule 13G, each of Capital Group International, Inc. and Capital Guardian Trust Company has sole power to vote 1,794,090 shares of Class B common stock and sole power to dispose of 2,405,360 shares of Class B common stock.

(4)
As reported by Royce & Associates, LLC on a Schedule 13G/A as filed with the Securities and Exchange Commission on February 3, 2003. According to such Schedule 13G, the stockholder has sole power to vote and dispose of the shares.

(5)
As reported by Newberg Family Trust u/t/d 12/18/90 on Schedule 13G as filed with the Securities and Exchange Commission on May 14, 2003. According to such Schedule 13G, the stockholder has sole power to vote and dispose of the shares.

(6)
As reported by Essex Investment Management Company on a Schedule 13G as filed with the Securities and Exchange Commission on February 2, 2000. According to such Schedule 13G, the stockholder has sole power to vote and dispose of the shares.

(7)
The table includes the following shares subject to acquisition upon exercise of options on August 15, 2003 or within 60 days thereof: Mr. Bourgoin 819,138; Mr. Coleman 120,000; Mr. Gibbons 90,000; Mr. Holbrook 100,000; Mr. Horowitz 35,556; Mr. Kelly 120,000; Mr. Browne 55,601; Ms. Creighton 358,000; Mr. Eichler 253,751; Mr. Peng 288,742; and directors and executive officers as a group 2,509,233.

        In connection with our divestiture from SGI in June 2000, we entered into a Preferred Stock Rights Agreement, which we have subsequently amended. Under this Rights Plan our stockholders received the right to purchase shares of our preferred stock upon the occurrence of specified events. The documents evidencing the Rights Plan have been filed with the Securities and Exchange Commission as exhibits to registration statements on Form 8-A.

        The following pages contain reports of MIPS' Compensation and Nominating Committee and Audit Committee and a Performance Graph. Stockholders should be aware that under the rules of the SEC, this information is not considered to be "soliciting material", nor to be "filed", under the Securities Exchange Act of 1934. This information shall not be deemed to be incorporated by reference in any past or future filing by MIPS under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that MIPS specifically incorporates this information by reference.

REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION

Composition of the Committee

        During fiscal 2003, the Compensation and Nominating Committee of the board of directors of MIPS consisted of Mr. Kenneth L. Coleman (Chairman), Mr. Fred M. Gibbons and Mr. Benjamin A. Horowitz.

        Each of Mr. Horowitz, Mr. Gibbons and Mr. Coleman is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code and meets the definition of "non-employee director" under Rule 16b-3 of the Exchange Act.

Charter

        The Compensation and Nominating Committee is a standing committee of our board of directors whose primary objectives are to be the administrator of our Non-Qualified Stock Option Plan and our Long-Term Incentive Plan, including use of this plan for the purpose of executive compensation, to oversee, review and approve compensation for our executive officers, evaluate the performance of our Chief Executive Officer, and nominate prospective members of the board of directors.

Executive Compensation Philosophy

        As a high-level strategy guideline, we invest to grow our business in a manner consistent with increasing stockholder value. To that end, the Compensation and Nominating Committee has designed our executive compensation program to align it with achievement of our financial goals and key business objectives.

        In preparing the Performance Graph for this proxy statement, MIPS used the RGD Semiconductor Composite Index as its published line of business index. The compensation practices of most of the companies in that index were not reviewed by the Compensation and Nominating Committee in designing the executive compensation program at MIPS, because such companies were determined not to be competitive with MIPS for executive talent.

Components of Executive Compensation at MIPS

        Compensation for our executive officers generally consists of base salary, an annual bonus incentive and stock option awards. The Compensation and Nominating Committee assesses the past performance and/or anticipated future contribution of each executive officer in establishing the total amount and mix of each element of compensation.

Base Salary

        The Compensation and Nominating Committee established the objective of positioning executive base salary and total cash compensation at a level similar to that offered by comparably sized companies in the high technology industry. The salaries of the executive officers, including the Chief Executive Officer, are evaluated annually by the Compensation and Nominating Committee with reference to relevant surveys of compensation paid to executives with similar responsibilities at comparable companies. The Compensation and Nominating Committee retains outside compensation consultants to periodically review competitive compensation data.

        In addition to analyzing competitive data, the Compensation and Nominating Committee evaluates performance to determine appropriate compensation amounts to reflect our philosophy of compensating for performance. The Compensation and Nominating Committee considers the recommendations of the Chief Executive Officer with respect to the compensation of the other executive officers. Awards of compensation, for the Chief Executive Officer and the other executive officers, are determined or recommended by the Compensation and Nominating Committee so as to be consistent with stockholders' objectives.

        Based on individual and team performance and competitive compensation data for fiscal year 2002, the Compensation and Nominating Committee recommended to the full board of directors to decrease by 10% the base salary of John Bourgoin, our Chief Executive Officer, for fiscal 2003. Mr. Bourgoin was paid a base salary of $337,500 during fiscal year 2003.

        The Compensation and Nominating Committee has recommended to the full board of directors that Mr. Bourgoin's base salary for fiscal 2003 of $337,500 be maintained for the new fiscal year beginning July 1, 2003, as was paid in fiscal 2003.

Annual Bonus Incentive

        The Compensation and Nominating Committee established the goals and measurements for the bonus plan to align executive pay with achievement of critical strategies and operating goals. The target bonuses for executive officers were set at 50% of base salary for the Chief Executive Officer and 40% of base salary for the other officers.

        The Compensation and Nominating Committee determined to base one-half of the bonus on achievement of revenue and profit goals, and the other half on achievement of specific strategic objectives. The Compensation and Nominating Committee determined that there would be no payout for the portion based on revenue and profit unless at least 90% of the revenue and profit goals were met. Under the parameters established by the annual bonus incentive program, the Compensation and Nominating Committee could approve up to twice the target bonus for achievement over plan.

        Under the fiscal 2003 annual bonus incentive plan, the Compensation and Nominating Committee recommended to the full board of directors that no bonus be paid to Mr. Bourgoin or to the other executive officers, because the planned revenue and planned profit goals were not met for fiscal 2003.

Long Term Incentives

        Stock options are designed to align the interests of executives with the long-term interests of the stockholders. The Compensation and Nominating Committee believes that stock options directly motivate our executive officers to maximize long-term stockholder value. The options also utilize vesting periods in order to encourage these key employees to continue in the employ of MIPS. The Compensation and Nominating Committee determines the number of shares that will be subject to stock option grants based on our business plans, the executive's level of responsibility, individual performance, historical award data and competitive practice of comparable positions in similar high technology companies. All options to date have been granted at not less than the fair market value of the underlying shares on the date of grant.

        In fiscal 2004, the Compensation and Nominating Committee has recommended and granted, upon approval of the board of directors, stock options to our executive officers, including a grant of 550,000 stock options to Mr. Bourgoin. These stock options vest 2% each month over a 50-month period from the date of grant.

Policy Regarding Section 162(m) of the Internal Revenue Code

        MIPS is subject to Section 162(m) of the Internal Revenue Code, which limits the deductibility of certain compensation payments to its executive officers. This section also provides for certain exemptions to the limitations, specifically compensation that is performance based within the meaning of Section 162(m). The Compensation and Nominating Committee has endeavored to structure our executive compensation plans to achieve deductibility under Section 162(m) while retaining flexibility and objectives. However, deductibility is not the sole factor used in designing and determining appropriate compensation.

The Compensation and Nominating Committee may, in the future, enter into compensation arrangements that are not deductible under Section 162(m).

Conclusion

        The Compensation and Nominating Committee believes that company and individual performance and achievement enhance long-term stockholder value. The compensation plans the Compensation and Nominating Committee has adopted for our executive officers are based on achievement of performance goals, as well as competitive pay practices. The Compensation and Nominating Committee believes that one of its most important functions in serving the interests of the stockholders is to attract, motivate and retain talented executive officers in this competitive environment.

The Compensation and Nominating Committee
Kenneth L. Coleman, Chairman
Fred M. Gibbons
Benjamin A. Horowitz

PERFORMANCE GRAPH

        The following graph compares the cumulative total return to stockholders for our Class A common stock, our Class B common stock, the Nasdaq Stock Market Index—U.S., and the RDG Semiconductor Composite Index. The graph assumes that $100 was invested in our Class A common stock and in each index on June 30, 1998, the date of our Initial Public Offering, and in our Class B common stock on June 21, 2000, the first date of public trading following the stock dividend distribution of our Class B Common Stock by SGI, assuming reinvestment of dividends. No dividends have been declared or paid on our Class A or Class B common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG MIPS TECHNOLOGIES, INC.—CLASS A, MIPS TECHNOLOGIES, INC.—
CLASS B, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RDG SEMICONDUCTOR COMPOSITE INDEX

    * $100 INVESTED ON 6/30/98 IN STOCK OR INDEX—INCLUDING REINVESTMENT OF DIVIDENDS.
    FISCAL YEAR ENDING JUNE 30.

EXECUTIVE COMPENSATION

        The following table summarizes compensation information for the last three fiscal years for our Chief Executive Officer and each of the other four most highly compensated executive officers whose salary and bonus exceeded $100,000 during the fiscal year ended June 30, 2003. These officers are referred to as the named executive officers.

Summary Compensation Table

						Long-Term Compensation Awards
	Annual Compensation
Name and Principal Position						Securities Underlying Options
	Year	Salary		Bonus
John E. Bourgoin Chief Executive Officer and President	2003 2002 2001	$ $ $	337,500 375,000 375,000		— — —	200,000 1,050,000 200,000	(2)
Jack Browne(1) Vice President, Worldwide Sales	2003 2002 2001		$193,875 — —		— — —	110,000 — —
Sandy Creighton Vice President, General Counsel and Secretary	2003 2002 2001	$ $ $	212,850 236,500 236,500		— — —	75,000 325,000 70,000	(2)
Kevin C. Eichler Vice President, Chief Financial Officer and Treasurer	2003 2002 2001	$ $ $	212,850 236,500 236,500		— — —	75,000 375,000 70,000	(2)
Victor Peng Vice President, Engineering	2003 2002 2001	$ $ $	234,000 236,500 219,333	$ $	26,000 — 22,902	175,000 125,000 50,000

(1)
Mr. Browne became an executive officer upon his appointment as Vice President, Worldwide Sales effective August 1, 2002.

(2)
Stock options granted during fiscal 2002 includes shares granted in exchange for outstanding options that were cancelled pursuant to a stock option exchange program in October 2001, as follows: Mr. Bourgoin 700,000 shares; Ms. Creighton 225,000 shares; and Mr. Eichler 250,000 shares.

Option Grants in Fiscal 2003

        The following table provides details regarding all stock options granted to the named executive officers in fiscal 2003. All options were granted under our Long-Term Incentive Plan and generally have exercise prices equal to the fair market value on the date of grant. In general, the options vest in fifty equal monthly installments, unless otherwise noted.

        Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent our estimate or projection of the future common stock price. We believe that this method may not accurately illustrate the potential value of a stock option.

Option Grants in Fiscal 2003

	Individual Grant				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year
			Exercise Price ($/share)	Expiration Date
					5%	10%
John E. Bourgoin	200,000	8.5%	$2.95	08/01/12	$371,048	$940,308
Jack Browne	110,000	4.7%	$2.95	08/01/12	$204,076	$517,169
Sandy Creighton	75,000	3.2%	$2.94	07/25/12	$138,671	$351,420
Kevin C. Eichler	75,000	3.2%	$2.94	07/25/12	$138,671	$351,420
Victor Peng	175,000	7.5%	$2.94	07/25/12	$323,566	$819,981

Fiscal 2003 Year-End Stock Option Values

        The following table sets forth the number and value of unexercised options held by our named executive officers at June 30, 2003.

Fiscal 2003 Year-End Stock Option Values

	Number of Unexercised Options at June 30, 2003
Name
	Exercisable	Unexercisable
John E. Bourgoin	729,804	553,556
Jack Browne	14,400	135,600
Sandy Creighton	327,800	185,000
Kevin C. Eichler	221,717	199,056
Victor Peng	248,417	260,079

        None of the persons listed above exercised options during fiscal 2003 nor held in-the-money options as of June 30, 2003, based on the closing market price of our Class A common stock on June 30, 2003, which was $2.54

Change in Control Agreements

        We have entered into change in control agreements with our executive officers providing for certain benefits following a change in control of MIPS and certain terminations of employment during the 24-month period following such a change in control. A "change in control" is generally defined in the agreements to encompass significant transactions resulting in a change of the corporate control of MIPS, including, among other things, an acquisition of more than 30% of the class of our common stock entitled to elect a majority of our directors (currently Class B), a business combination pursuant to which more than 75% of the class of our common stock entitled to elect a majority of our directors (currently Class B) is transferred to different holders and the unapproved replacement of a majority of our directors.

        In the event of a change in control, each executive officer's options and shares of restricted stock will become fully vested and the officer may elect, within six months following the change in control, to have his or her options "cashed out" at a price determined in their respective agreements. If an officer's employment is terminated other than for "cause" or if an officer resigns for "good reason" (as such terms are defined in the agreements), in either case within 24 months after a change in control, the officer will be entitled to receive a lump sum cash payment equal to 24 months' salary.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under Section 16(a) of the Securities Exchange Act, our directors, executive officers, and any persons holding more than 10% of our common stock are required to report to the Securities and Exchange Commission and the Nasdaq National Market their initial ownership of our stock and any subsequent changes in that ownership. Based on a review of Forms 3, 4 and 5 filed pursuant to the Exchange Act furnished to us, we believe that during fiscal 2003, our officers, directors and holders of more than 10% of our common stock filed all Section 16(a) reports on a timely basis.

REPORT OF THE AUDIT COMMITTEE

        The management of MIPS is responsible for establishing and maintaining internal controls and for preparing the consolidated financial statements of MIPS. The independent auditors are responsible for auditing the consolidated financial statements. It is the responsibility of the Audit Committee to oversee these activities. The charter of the Audit Committee, as amended in July 2003, is attached as Appendix B to this Proxy Statement.

        The Audit Committee has reviewed and discussed with MIPS' management the audited consolidated financial statements for the fiscal year ended June 30, 2003.

        The Audit Committee has discussed with Ernst & Young LLP, MIPS' independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, 89 and 90 relating to communications with Audit Committees.

        The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standard No. 1, "Independence Discussions with Audit Committees", and the Audit Committee has discussed with Ernst & Young LLP their independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in MIPS' annual report on Form 10-K for the fiscal year ended June 30, 2003.

The Audit Committee

William M. Kelly, Chairman
Fred M. Gibbons
Anthony B. Holbrook

Stockholder Proposals For 2004 Annual Meeting

        If you want us to consider including a proposal in next year's Proxy Statement, you must deliver it in writing to MIPS at 1225 Charleston Road, Mountain View, California 94043, Attention: Secretary, no later than June 4, 2004.

        Our by-laws provide that stockholders wishing to nominate a director or present a proposal at next year's annual meeting, but not wishing to have such nomination or proposal included in our Proxy Statement, must submit specified information in writing to MIPS at the above address no later than September 13, 2004 but no sooner than August 14, 2004, which dates are subject to change if our next annual meeting occurs more than a specified minimum number of days before or after the first anniversary date of our 2003 Annual Meeting.

OTHER MATTERS

        We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend.

By Order of the Board of Directors

Sandy Creighton Vice President, General Counsel and Secretary

APPENDIX A
FORM OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MIPS TECHNOLOGIES, INC.

        MIPS TECHNOLOGIES, INC., a Delaware corporation, hereby certifies as follows:

        1.     The name of the corporation is MIPS Technologies, Inc. (the "Corporation"). The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") was June 8, 1992, the Restated Certificate of Incorporation was filed with the Delaware Secretary of State on June 30, 1998, and the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 27, 1999. The original name of the Corporation was MIPS Technologies, Inc.

        2.     Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation of this Corporation. Pursuant to and in accordance with Sections 242 and 245 of the DGCL, this Amended and Restated Certificate of Incorporation was proposed by the directors of the Corporation and adopted by the holders of a majority of the outstanding shares of Class A common stock and a majority of the outstanding shares of Class B common stock of the Corporation entitled to vote at an annual meeting of the stockholders.

        3.     The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I
Name

        The name of the corporation is MIPS Technologies, Inc. (the "Corporation").

ARTICLE II
Registered Agent

        The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

ARTICLE III
Purpose

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL") as the same exists or may hereafter be amended.

ARTICLE IV
Capital Stock

        Section 1.    (a)    The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is 300,000,000 shares, of which (i) 250,000,000 shares shall be Common Stock, par value $0.001 per share (the "Common Stock"), and (ii) 50,000,000 shares shall be preferred stock, par value $0.001 per share (the "Preferred Stock").

        (b)   Immediately upon effectiveness of this Certificate of Incorporation, each share of Class A Common Stock of the Corporation, par value $0.001 per share, and each share of Class B Common Stock of the Corporation, par value $0.001 per share, issued and outstanding immediately prior to such effectiveness, shall be changed into and reclassified as one share of Common Stock.

        Section 2.    (a)    Each holder of Common Stock shall have one vote on each matter submitted to a vote at a meeting of stockholders, including the election of directors, for each share of Common Stock held of record by such holder as of the record date for such meeting. Except as otherwise required by law or provided in any resolution adopted by the Corporation's Board of Directors (the "Board of Directors") with respect to any series of Preferred Stock, the holders of shares of Common Stock will possess all voting power, and holders of shares of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

        (b)   Immediately upon effectiveness of this Certificate of Incorporation, each director of the Corporation who is currently classified as a Class A Director or a director elected by the holders of Class B Common Stock shall be reclassified as a "director" of the Corporation.

        Section 3.    Subject to the rights of the holders of any series of Preferred Stock, the holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

        Section 4.    Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, any vacancy in the office of a director, whether created by an increase in the number of directors, the death, resignation, disqualification or removal of a director or any other cause, shall be filled by the vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director on the Board of Directors. Any director elected to fill any such vacancy shall hold office for the remainder of the full term of such directorship and until such director's successor shall have been elected and qualified.

        Section 5.    In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of the Common Stock. For purposes of this Section 5, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other entities (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding-up, whether voluntary or involuntary.

        Section 6.    The holders of shares of Common Stock shall have no preemptive or preferential rights of subscription to any shares of any class of capital stock of the Corporation or any securities convertible into or exchangeable for shares of any class of capital stock of the Corporation.

        Section 7.    No stockholder shall be entitled to exercise any right of cumulative voting.

        Section 8.    The Preferred Stock may be issued, if so determined by the Board of Directors, either as a class without series or from time to time in one or more series and with such designation for such class or each issue of such class or each such series as may be adopted by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for such class or each such series:

          (a)   Voting rights, if any, including, without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues or, subject to the provisions of this Certificate of

  Incorporation, voting rights to be exercised either together with the holders of Common Stock as a single class, or independently as a separate class;

          (b)   The rate per annum and the times at and conditions upon which the holders of shares of such class or series shall be entitled to receive dividends, the conditions and dates upon which such dividends shall be payable and whether such dividends shall be cumulative or noncumulative, and, if cumulative, the terms upon which such dividends shall be cumulative;

          (c)   Redemption, repurchase, retirement and sinking fund rights, preferences and limitations, if any, the amount payable on shares of such class or series in the event of such redemption, repurchase or retirement, the terms and conditions of any sinking fund, the manner of creating such fund or funds and whether any of the foregoing shall be cumulative or noncumulative;

          (d)   The rights to which the holders of the shares of such class or series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation;

          (e)   The terms, if any, upon which the shares of such class or series shall be convertible into or exchangeable for shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

          (f)    Any other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof so far as they are not inconsistent with the provisions of this Certificate of Incorporation (as it may be amended from time to time) and to the full extent now or hereafter permitted by the laws of the State of Delaware.

        Section 9.    All shares of Preferred Stock, if issued as a class without series, or all shares of the Preferred Stock of any one series, if issued in series, shall be identical to each other in all respects and shall entitle the holders thereof to the same rights and privileges, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative.

ARTICLE V
Board of Directors

        Section 1.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all the powers of the Corporation and do all such lawful acts and things that are not conferred upon or reserved to the stockholders by law, by this Certificate of Incorporation or by the By-laws of the Corporation.

        Section 2.    The Board of Directors shall consist of not less than five (5) and not more than ten (10) directors, the exact number of directors to be determined by resolution of the Board. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one third of the total number of directors constituting the entire Board of Directors, as determined by the Board of Directors, and directors elected by a class of stock shall be divided as evenly as possible, as determined by the Board of Directors, among Class I, Class II and Class III. The term of the initial Class I directors shall terminate on the date of the 1999 annual meeting of stockholders of the Corporation; the term of the initial Class II directors shall terminate on the date of the 2000 annual meeting of stockholders of the Corporation; and the term of the initial Class III directors shall terminate on the date of the 2001 annual meeting of stockholders of the Corporation. Directors elected by a class of stock shall be divided as evenly as possible, as determined by the Board of Directors, among Class I, Class II and Class III. At each annual meeting of stockholders, beginning with the 1999 annual meeting of stockholders, successors to the class of directors whose terms expire at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors established pursuant to this Article V to maintain the number of directors in each class as nearly equal as possible. No decrease in the number of directors constituting the Board of

Directors shall shorten the term of any incumbent director. Subject to the immediately preceding sentence, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

        Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (as it may be amended from time to time) or the resolution or resolutions adopted by the Board of Directors pursuant to Section 8 of Article IV, and such directors so elected shall not be divided into classes pursuant to this Section 2 of Article V unless expressly provided by such terms.

        Section 3.    Election of directors need not be by written ballot unless the By-laws of the Corporation so provide.

        Section 4.    The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of its directors and stockholders:

          (a)   The By-laws of the Corporation may be altered, amended or repealed and new By-laws may be adopted by the affirmative vote of directors constituting not less than a majority of the total number of directors which the Corporation would have if there were no vacancies.

          (b)   Advance notice of stockholder nominations for the election of directors and of the proposal of business by stockholders shall be given in the manner provided in the By-laws of the Corporation, as amended and in effect from time to time.

          (c)   Subject to any preferential rights of any outstanding series of Preferred Stock, any director may be removed from office, only with cause, by the affirmative vote of the holders of at least a majority of the outstanding Common Stock.

ARTICLE VI
Stockholder Action

        Section 1.    Any corporate action required or permitted to be taken at any annual or special meeting of stockholders may be taken only at a duly called annual or special meeting of stockholders and may not be taken by written consent in lieu of such a meeting.

        Section 2.    Unless otherwise prescribed by law and subject to any preferential rights of any outstanding series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the President or, at the request in writing of a majority of the members of the Board of Directors, any officer of the Corporation. Any power of the stockholders of the Corporation to call a special meeting is specifically denied.

ARTICLE VII
Indemnification

        Section 1.    Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, amounts paid or to be paid in settlement and excise taxes or penalties imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to Section 2 of this Article VII) only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section 1 of Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 1 of Article VII or otherwise.

        Section 2.    If a claim the Corporation is obligated to pay under Section 1 of this Article VII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim against the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not yet established that it meets the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        Section 3.    The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-law of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

        Section 4.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

        Section 5.    The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions in this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

        Section 6.    If any part of this Article VII should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected. Any repeal or modification of this Article VII by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE VIII
By-Laws

        Section 1.    The By-laws of the Company may be altered, amended or repealed and new By-laws may be adopted (i) at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, voting together as a single class, entitled to vote thereat, or (ii) by the affirmative vote of directors constituting not less than a majority of the total number of directors which the Corporation would have if there were no vacancies.

ARTICLE IX
Limitation on Liability of Directors

        Section 1.    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

ARTICLE X
Amendment of Certificate of Incorporation

        The Corporation reserves the right to amend, alter, restate, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights of the stockholders herein are granted subject to this reservation.

        This Amended and Restated Certificate of Incorporation shall become effective at 10:00 a.m. (Wilmington, Delaware time),                        , 2003.

        IN WITNESS WHEREOF, MIPS TECHNOLOGIES, INC. has caused this certificate to be signed by John E. Bourgoin, its President and Chief Executive Officer on this            day of             , 2003.

MIPS TECHNOLOGIES, INC.
By:
Name:	John E. Bourgoin
Title:	President and Chief Executive Officer

APPENDIX B
MIPS TECHNOLOGIES, INC.
AUDIT COMMITTEE CHARTER

Organization

        The Audit Committee is a standing committee of the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors, all of whom are "independent" as defined in applicable stock exchange rules and are otherwise free of any relationship that in the opinion of the Board of Directors would interfere with their exercise of independent judgment. All committee members must be able to read and understand fundamental financial statements, including the company's balance sheet, income statement and cash flow statement. At least one member must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in the individual's financial sophistication, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. The Board will designate committee members and the committee chair annually.

Statement of Policy

        The primary objective of this committee is to assist the Board in fulfilling its fiduciary responsibilities relating to accounting, finance and reporting practices of the company, including its internal controls and the integrity of its financial reports. In meeting this objective, the committee is responsible for maintaining a free and open means of communication between the directors, the independent accountants, and the Company's management. The committee has the power to confer with and direct corporate officers of the corporation to the extent necessary to accomplish its charter. The independent accountants are ultimately accountable to the Board of Directors and the Audit Committee.

        In addition, the committee shall serve as the "qualified legal compliance committee" of the Company within the meaning of Part 205 of Chapter II of Title 17 of the Federal Register ("Part 205") (in such capacity, the "QLCC").

Responsibilities

        To best carry out its responsibilities, the committee's policies and procedures should remain flexible in order to address changing conditions. Specific responsibilities of the committee include:

  •
  Appointment of the independent accountants.

  •
  Select and evaluate the independent accountants to be ratified by the shareholders to audit the Company's accounts, or where appropriate, the replacement of the independent accountants, and approve the compensation of the independent accountants for audit services.

  •
  Evaluate the independence of the independent accountant, including a review of non audit-related services provided by and related fees charged by the independent accountants.

  •
  Obtain a formal written statement, as required by the Independence Standards Board, from the independent accountants delineating relationships between the accountant and the company and actively engage in dialogue with the independent accountants regarding matters that might reasonably be expected to affect their independence.

  •
  Pre-approving all audit and non-audit services to be provided by the independent accountants. The Audit Committee may delegate the authority to grant such pre-approvals to one or more members of the committee, provided that the pre-approval decision and related services are presented to the Audit Committee at its next regularly scheduled meeting.

  •
  Review and approve the audit activities at the Company.

    •
    Meet with the independent accountants and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and upon the completion thereof review such audit, including any comments or recommendations of the independent accountants.

  •
  Review financial results.

  •
  Prior to the release of the Company's unaudited quarterly financial results, review the results with management and the independent accountants, considering reports from senior finance management as to major accounting matters and any material deviations from prior practice, and consultations with the Company's independent accountants.

  •
  Ensure that the independent accountants conduct a SAS 71 ("Interim Financial Information") review prior to the filing of the Company's Form 10-Q.

  •
  Prior to the release of the Company's fiscal year end operating results, review and discuss with Company management and the independent accountants the audited financial results for the fiscal year, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

  •
  At least annually discuss with the independent accountants the matters described in SAS 61 ("Communications with Audit Committees").

  •
  Review with management and the independent accountants the Company's critical accounting policies and the disclosure regarding those policies in the Company's periodic filings with the Securities and Exchange Commission.

  •
  Systems and reports.

  •
  Review with Company senior management and the independent accountants the adequacy and effectiveness of the accounting and financial systems controls of the Company.

  •
  Review and discuss the audited financial statements with management and, if necessary, the independent accountants, prior to recommending the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K.

  •
  Report annually in the Company's proxy statement such information as may be required by the rules and regulations of the Securities and Exchange Commission.

  •
  The committee will meet at least quarterly and more often as necessary.

  •
  Provide sufficient opportunity for the independent accountants to meet with the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent accountants' evaluation of the Company's financial, accounting and auditing personnel and the cooperation that the independent accountants received during the course of the audit and quarterly reviews.

  •
  Review corporate financial policies relating to compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct and fraud.

  •
  Review the Company's treasury policy.

  •
  Review the Company's program of risk management, including insurance coverage.

  •
  Regularly prepare minutes of all meetings and report its activities to the general meeting of the Board of Directors.

  •
  Review and reassess the adequacy of the Audit Committee Charter on an annual basis.

  •
  Establish procedures to receive and process complaints regarding accounting, internal auditing controls or auditing matters and for employees to make confidential, anonymous complaints regarding questionable accounting or auditing matters.

  •
  In its capacity as a Qualified Legal Compliance Committee, ("QLCC"), the committee (to the extent that terms used in the following description of the responsibilities of the QLCC are defined in Part 205, those terms shall be similarly defined herein):

  •
  shall adopt written procedures for the confidential receipt, retention, and consideration of any report of evidence of a material violation under 17 CFR 205.3;

  •
  have the authority and responsibility (i) to inform the Company's chief legal officer and chief executive officer (or the equivalents thereof) of any report of evidence of a material violation (except in the circumstances described in 17 CFR 205.3(b)(4)); (ii) to determine whether an investigation is necessary regarding any report of evidence of a material violation by the Company, its officers, directors, employees or agents and, if it determines an investigation is necessary or appropriate, to: (A) notify either this committee in its capacity as Audit Committee or the full Board of Directors; (B) initiate an investigation, which may be conducted either by the chief legal officer (or the equivalent thereof) or by outside attorneys; and (C) retain such additional expert personnel as the committee deems necessary; and (iii) at the conclusion of any such investigation, to: (A) recommend, by majority vote, that the Company implement an appropriate response to evidence of a material violation; and (B) inform the chief legal officer and the chief executive officer (or the equivalents thereof) and the Board of Directors of the results of any such investigation under this section and the appropriate remedial measures to be adopted; and

  •
  has the authority and responsibility, acting by majority vote, to take all other appropriate action, including the authority to notify the Securities and Exchange Commission in the event that the Company fails in any material respect to implement an appropriate response that the committee has recommended.

  •
  Perform such other specific functions as the Board of Directors may from time to time direct, including reviewing and approving all transactions between the Company and any related party, and making such investigations and reviews of the Company and its operations as the Board of Directors may from time to time request.

Resources

        The Company's Chief Financial Officer will be management's primary liaison to the committee. The committee will have access to financial information and resources it deems necessary for it to properly carry out its duties.

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DETACH HERE

PROXY

MIPS TECHNOLOGIES, INC.

CLASS A COMMON STOCK

PROXY FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF MIPS TECHNOLOGIES, INC.

The undersigned stockholder of MIPS Technologies, Inc., a Delaware corporation ("MIPS Technologies"), hereby appoints JOHN E. BOURGOIN, KEVIN C. EICHLER and SANDY CREIGHTON, as proxies for the undersigned, with full power of substitution, to attend the 2003 Annual Meeting of Stockholders of MIPS Technologies to be held on Wednesday, November 12, 2003 at 2:00 p.m. at the Company's corporate offices at 1225 Charleston Road, Mountain View, CA 94043, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby revokes any proxy previously given with respect to such shares.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the proposals.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

MIPS TECHNOLOGIES, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

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VOTE! (Follow the instructions below)
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Voter Control Number

Your vote is important. Please vote immediately.

1.	Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/mips	OR	1.	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

The Board of Directors recommends a vote FOR the following proposals.

		FOR	AGAINST	ABSTAIN
2.	Ratification of appointment by MIPS Technologies' Board of Directors of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending June 30, 2004.	☐	☐	☐
3.
	Approval of the amendment and restatement of MIPS Technologies' Certificate of Incorporation to consolidate the Class A common stock and Class B common stock into a single class of common stock and, simultaneously, to convert each outstanding share of Class A common stock and of Class B common stock into one share of common stock.	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

Signature: _____________________ Date: _________ Signature: _____________________ Date: _________

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Accessing MIPS Technologies' Annual Report and Proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies.

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DETACH HERE

PROXY

MIPS TECHNOLOGIES, INC.

CLASS B COMMON STOCK

PROXY FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF MIPS TECHNOLOGIES, INC.

The undersigned stockholder of MIPS Technologies, Inc., a Delaware corporation ("MIPS Technologies"), hereby appoints JOHN E. BOURGOIN, KEVIN C. EICHLER and SANDY CREIGHTON, as proxies for the undersigned, with full power of substitution, to attend the 2003 Annual Meeting of Stockholders of MIPS Technologies to be held on Wednesday, November 12, 2003 at 2:00 p.m. at the Company's corporate offices at 1225 Charleston Road, Mountain View, CA 94043, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby revokes any proxy previously given with respect to such shares.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the election of directors and FOR the proposals.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

MIPS TECHNOLOGIES, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

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VOTE! (Follow the instructions below)
If you don't have access to the Internet, which is most cost effective for MIPS Technologies, please consider voting by telephone as telephonic voting saves MIPS Technologies the costs associated with mailed in ballots.

Voter Control Number

Your vote is important. Please vote immediately.

1.	Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/mips	OR	1.	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEE(S) FOR DIRECTOR AND FOR THE FOLLOWING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

The Board of Directors recommends a vote FOR the nominees listed.

		FOR ALL NOMINEES	WITHHELD FROM ALL NOMINEES
1.	Election of Directors: To elect two Class B Directors as set forth in the Proxy Statement. Holders of Class B Stock who wish to provide instructions should vote such class of stock in the space indicated below.
Nominees: (01) Fred M. Gibbons and (02) Benjamin A. Horowitz		☐	☐
	☐	For all nominee(s) except as written above

The Board of Directors recommends a vote FOR the following proposals.

		FOR	AGAINST	ABSTAIN
2.	Ratification of appointment by MIPS Technologies' Board of Directors of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending June 30, 2004.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Approval of the amendment and restatement of MIPS Technologies' Certificate of Incorporation to consolidate the Class A common stock and Class B common stock into a single class of common stock and, simultaneously, to convert each outstanding share of Class A common stock and of Class B common stock into one share of common stock.	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

Signature: _____________________ Date: _________ Signature: _____________________ Date: _________

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TABLE OF CONTENTS
PROXY STATEMENT INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL NO. 1—ELECTION OF DIRECTORS
PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL NO. 3—AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Fiscal 2003
Fiscal 2003 Year-End Stock Option Values
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE
Stockholder Proposals For 2004 Annual Meeting
OTHER MATTERS
APPENDIX A FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF MIPS TECHNOLOGIES, INC.
APPENDIX B MIPS TECHNOLOGIES, INC. AUDIT COMMITTEE CHARTER